AGREEMENT RELATING TO FILING OF
                   JOINT ACQUISITION STATEMENT
               PURSUANT TO RULE 13d-1(f) UNDER THE
           SECURITIES EXCHANGE ACT OF 1934, AS AMENDED



     Thad R. Bowers and Judith O. Bowers hereby agree that the statement on Schedule 13D with which this agreement is filed as an exhibit is filed on behalf of each of them.

Date: May 1, 1997                 /s/ Thad R. Bowers
                                  ------------------
                                  Thad R. Bowers



Date: May 1, 1997                 /s/ Judith O. Bowers
                                  --------------------
                                  Judith O. Bowers